UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

AETERNUM HEALTH, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-15913	06-1120072
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue, NW, South Building, Suite 900, Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 580-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	AETN	OTC ID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2026, the registrant, Aeternum Health, Inc. (“Aeternum” or the “Company”), in connection with its entry to the mining and production of critical minerals, acquired from American Renaissance Resources LLC, (“ARR”) under the terms of a Membership Interest Purchase Agreement dated September 21, 2026 (the “Agreement”), all the membership interests that American Renaissance Resources LLC owned in American Renaissance Minerals LLC (“ARM”) for which the Company has agreed to issue up to 133,333,333 pre-split shares of its common stock or, if required by the terms of a beneficial ownership limitation contained in the Agreement, pre-funded warrants to purchase shares of common stock of the Company, in stages against project milestones. ARM has the right to acquire the Nkamouna Nickel-Cobalt mining project in Cameroon. The Agreement also includes an exhibit for the Investor Rights Agreement between the Company and ARR under which the Company grants observer right to ARR to participate in the Company’s Board meetings with standard rights of exclusion, such as being able to exclude ARR for purposes of protecting the attorney-client privilege, and to register for sale of ARR’s “ Registrable Securities” defined collectively as the Closing Shares, the Contingent Shares and the Common Stock (as those capitalized terms are defined in the Investor Rights Agreement) issuable on exercise of the Pre-Funded Warrants that are held by or potentially issuable to ARR. ARR only receives the observer rights and registration rights if it holds over 9.9% of the Company’s Registrable Securities that it acknowledges it currently does not own, and should it in the future hold over 9.9% of Registrable Securities, the observer rights terminate on the earliest to occur of (i) the date that is fifteen (15) months after the date of the Investor Rights Agreement where the ARR Ownership Percentage is not then greater than 9.9%, or (ii) the first day thereafter when the ARR Ownership Percentage ceases to exceed 9.9% and, with respect to the registration rights, upon the earliest to occur of (i) the first day on which ARR ceases to hold any Registrable Securities or Pre-Funded Warrants, or (ii) the first day on which all of the Registrable Securities held by ARR and issuable upon exercise of Pre-Funded Warrants held by ARR may be resold pursuant to Rule 144 without any volume limitations. The foregoing descriptions of the Agreement and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of both agreements that are attached as Exhibit 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01 Regulation FD Disclosures.

On September 25, 2026, the Company issued a press release regarding the purchase of the membership interests of ARM described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by Laser Photonics that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Membership Interest Purchase Agreement dated September 21, 2026, between Aeternum Health, Inc. and American Renaissance Resources LLC

10.2	Investor Rights Agreement dated September 21, 2026, between Aeternum Health, Inc. and American Renaissance Resources LLC

99.1	Press Release issued September 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10 to be signed on our behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2026	AETERNUM HEALTH, INC.

	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	President